Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781- 425-1691

jpellegrino@lemaitre.com

LeMaitre Q3 2012 Sales $13.65mm (+5% Organic), Op. Profit $1.0mm

- XenoSure Rights to be Acquired -

- Direct-to-Hospital in Switzerland -

BURLINGTON, MA, October 30, 2012 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q3 2012 sales of $13.65mm and operating profit of $1.0mm. Recently, the Company has also announced three new strategic initiatives: the XenoSure acquisition, the opening of a Canadian office, and Switzerland direct. The Company also approved a quarterly cash dividend of $0.025 per share, and provided Q4 2012 guidance. Unit sales increased by 10% year-over-year in Q3, 2012.

Q3 2012 sales increased 5% organically vs. Q3 2011. International sales increased 13% organically while the Americas grew 1%. Q3 2012 reported sales were down 6% due to the Company’s mid-2011 stent graft exit and the weak Euro.

Gross margin in Q3 2012 was 73.4%, versus 69.9% in Q3 2011. This 350 basis point increase was due to the exit from lower-margin stent grafts, improved manufacturing efficiencies, and higher average selling prices.

Q3 2012 operating income was $1.0mm vs. $2.0mm in Q3 2011. The decrease was driven by the loss of sales and gross profit from the stent graft exit, higher operating expenses and a nonrecurring gain of $0.3mm in the year-earlier quarter. The Company’s operating margin in Q3 2012 was 7%. Q3 2012 net income was $0.6mm or $0.04 per diluted share, vs. $1.2mm or $0.08 per diluted share in Q2 2011.

George W. LeMaitre, Chairman and CEO said, “The re-focusing and the enlargement of our European sales force continues to produce strong year-over-year gains, while the gross margin improved by 350 basis points. In addition, we acquired the XenoSure biological patch, a $4.5mm product with 60% growth. We also advanced on our plans to establish a sales and distribution office in Canada and sell directly to hospitals in Switzerland.”

Total operating expenses in Q3 2012 were $9.0mm, versus $8.2mm in the year-earlier quarter. Adjusted Q3 2011 operating expenses were $8.5mm excluding a one-time $0.3mm gain. Q3 2012 sales and marketing expenses increased 3% to $4.9mm, driven by additional sales reps and direct marketing. General and administrative expenses also increased 3% to $2.9mm. Product development expenses related to The UnBalloon, 1.5mm Expandable LeMaitre Valvulotome and Multi-TASC increased R&D spend by 29% to $1.3mm in Q3 2012.

The Company ended Q3 2012 with 79 sales representatives, up from 71 at the end of Q3 2011; all rep headcount growth took place internationally.

Cash and marketable securities were $20.6mm at September 30, 2012, an increase of $0.5mm during the quarter. Cash provided by operations was partially offset by increased inventories of $1.2mm, and share repurchases and dividends of $1.1mm.

XenoSure Rights Acquired for $4.6mm

The Company acquired the manufacturing and distribution rights to XenoSure from Neovasc, Inc. on October 29, 2012 for $4.6mm. The Company recorded XenoSure revenues of $4.5mm in the 12 months ending September 30, 2012 vs. $2.8mm in the prior 12 months. During the manufacturing transfer, the Company now expects $400,000 of incremental expenses in Q4 2012 and $1.0mm in 2013. Following the transfer, the Company expects XenoSure’s gross margin to improve from approximately 50% to 65%, and be accretive to operating income by approximately $1.0mm in 2014.

Canada Sales and Distribution Office

The Company has announced that it plans to increase its commitment to the Canadian market. Shipping to Canadian hospitals from the Company’s new Toronto office should commence in Q1 2013. The Company estimates that it will employ 5 Canadian sales representatives and a general manager over the next 18 months.

Switzerland Direct-to-Hospital

The Company announced that it will begin direct sales in Switzerland in December 2012. LeMaitre Vascular currently sells its products in Switzerland through an independent distributor, which has agreed to terminate its distribution rights and provide detailed customer and sales information and other transition services. In 2011 LeMaitre Vascular sold $0.3mm of products to this distributor. LeMaitre Vascular plans to hire two Swiss sales representatives.

Quarterly Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.025 per share of common stock. The dividend will be paid on December 4, 2012 to shareholders of record on November 20, 2012. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the determination of the Board of Directors.

Business Outlook

The Company expects Q4 2012 sales of $14.4mm (+9% organic versus Q4 2011), and operating income of $0.9mm. The Company expects 2012 full-year sales of $56.4mm (+7% organic vs. 2011), and operating income of $4.2mm (8% operating margin). Q4 and full year 2012 guidance now include the effects of our recently announced initiatives: XenoSure, Canada and Switzerland.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-299-4454 (+1 617-597-5447 for international callers), using pass-code 84204245. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. These non-GAAP measures result from facts and circumstances that vary in frequency and/or impact on continuing operations. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales after adjusting for the impact foreign currency exchange, business development transactions, and other events. The Company refers to this calculation of non-GAAP sales as “organic” sales, and it differs from the manner in which the Company calculated the “organic” sales amounts prior to the fourth quarter of 2011 in that prior to such time divestitures were adjusted from the current year reported sales, but are now adjusted from the prior year reported sales. The Company analyzes non-GAAP sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a [non-operating impact on net sales], and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q3 2011, the Company completed its divestiture of the TAArget and UniFit product lines and ceased distributing the Endologix Powerlink stent graft.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s expectations regarding XenoSure’s gross margin and operating income contributions and associated expenses and the timing of such expenses, plans to sell directly and hire in Switzerland, timing and operational plans regarding the Company’s Toronto office and the Company’s expectations regarding Q4 2012 and 2012 non-GAAP sales and operating income levels are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to product demand and market acceptance of the Company’s products; risks related to attracting, training and retaining sales representatives and other employees in new markets such as Switzerland and Canada; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$20,639	$20,132
Accounts receivable, net	8,474	8,541
Inventories	10,130	8,003
Other current assets	2,948	3,011

Total current assets	42,191	39,687

Property and equipment, net	4,490	4,661
Goodwill	11,917	11,917
Other intangibles, net	2,415	2,985
Deferred tax assets	6	6
Other assets	173	431

Total assets	$61,192	$59,687

Liabilities and stockholder’s equity

Current liabilities:
Accounts payable	$879	$981
Accrued expenses	7,316	5,539
Acquisition-related obligations	—	19

Total current liabilities	8,195	6,539

Deferred tax liabilities	989	989
Other long-term liabilities	102	71

Total liabilities	9,286	7,599

Stockholder’s equity
Common stock	164	163
Additional paid-in capital	64,442	64,619
Accumulated deficit	(4,567)	(6,440)
Accumulated other comprehensive loss	(500)	(606)
Less: treasury stock	(7,633)	(5,648)

Total stockholder’s equity	51,906	52,088

Total liabilities and stockholder’s equity	$61,192	$59,687

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net sales	$13,645	$14,564	$41,934	$44,274
Cost of sales	3,630	4,381	11,504	13,570

Gross profit	10,015	10,183	30,430	30,704

Operating expenses:
Sales and marketing	4,911	4,757	15,310	14,646
General and administrative	2,892	2,802	8,277	8,517
Research and development	1,261	974	3,531	3,286
Restructuring charges	—	394	—	2,049
(Gain) Loss on divestitures	(50)	(735)	2	(735)
Impairment charge	—	—	—	83

Total operating expenses	9,014	8,192	27,120	27,846

Income from operations	1,001	1,991	3,310	2,858

Other income (loss):
Interest income, net	47	4	68	7
Other income (loss), net	7	(49)	(240)	103

Total other income (loss), net	54	(45)	(172)	110

Income before income taxes	1,055	1,946	3,138	2,968

Provision for income taxes	392	732	1,265	1,171

Net income	$663	$1,214	$1,873	$1,797

Net income per share of common stock:
Basic	$0.04	$0.08	$0.12	$0.12

Diluted	$0.04	$0.08	$0.12	$0.11

Weighted average shares outstanding:
Basic	15,130	15,491	15,208	15,476

Diluted	15,605	16,030	15,654	16,045

Cash dividends declared per common share	$0.025	$0.020	$0.075	$0.060

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2012		September 30, 2011		September 30, 2012		September 30, 2011
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$9,279	68%	$9,567	66%	$28,429	68%	$27,984	63%
International	4,366	32%	4,997	34%	13,505	32%	16,290	37%

Total Net Sales	$13,645	100%	$14,564	100%	$41,934	100%	$44,274	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2012			2011				2010
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	13,645	14,361	13,928	13,411	14,564	15,112	14,598	14,431	13,656	14,158	13,815
Impact of currency exchange rate fluctuations (1)	(481)	(470)	(146)	15	431	669	10	(420)	(418)	(336)	314
Net impact of acquisitions and distributed sales, excluding currency exchange rate fluctuations (2)	—	—	—	260	319	335	328	156	—	—	95
Net impact of discontinued products, excluding currency rate fluctuations (3)	(1,109)	(1,342)	(1,584)	(1,904)	(370)	(76)	(45)	(100)	(105)	(65)	—

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of new sales of acquired products or businesses and newly distributed sales of other manufacturers’ during the current year period, measured for 12 months following the date of the event or transaction.
(3)	Represents the impact of sales related to discontinued and divested products, and discontinued distributed sales of other manufacturers’ products, during the comparable prior period, measured for 12 months following the date of the event or transaction.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2012
Net sales as reported	$13,645
Impact of currency exchange rate fluctuations	481

Adjusted net sales		$14,126

For the three months ending September 30, 2011
Net Sales as reported	$14,564
Net impact of discontinued products sales excluding currency	(1,109)

Adjusted net sales		$13,455

Adjusted net sales increase for the three months ending September 30, 2012		$671	5%

Reconciliation between GAAP and Non-GAAP Americas sales growth:
For the three months ending September 30, 2012		$9,279

For the three months ending September 30, 2011
Net Sales as reported	$9,567
Net impact of discontinued products sales excluding currency	(405)

Adjusted net sales		$9,162

Adjusted net sales increase for the three months ending September 30, 2012		$117	1%

Reconciliation between GAAP and Non-GAAP International sales growth:
For the three months ending September 30, 2012
Net sales as reported	$4,366
Impact of currency exchange rate fluctuations	481

Adjusted net sales		$4,847

For the three months ending September 30, 2011
Net Sales as reported	$4,997
Net impact of discontinued products sales excluding currency	(704)

Adjusted net sales		$4,293

Adjusted net sales increase for the three months ending September 30, 2012		$554	13%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending December 30, 2012
Net sales per guidance	$14,445
Impact of currency exchange rate fluctuations	133

Adjusted net sales		$14,578

For the three months ending December 30, 2011	13,411
Net impact of discontinued products sales excluding currency	(32)

Adjusted net sales		$13,379

Adjusted net sales increase for the three months ending December 30, 2012		$1,199	9%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2012
Net sales per guidance	$56,379
Impact of currency exchange rate fluctuations	1,265

Adjusted net sales		$57,644

For the year ending December 31, 2011	57,685
Net impact of discontinued products sales excluding currency	(4,066)

Adjusted net sales		$53,619

Adjusted net sales increase for the year ending December 31, 2012		$4,025	8%

	For the three months ended		For the nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Reconciliation between GAAP and Non-GAAP operating expenses:
Operating expenses as reported	$9,014	$8,192	$27,120	$27,846
Restructuring charges	—	(394)	—	(2,049)
(Gain) Loss on divestitures	50	735	(2)	735
Impairment charges	—	—	—	(83)

Adjusted operating expenses	$9,064	$8,533	$27,118	$26,449

	For the three months ended		For the nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Reconciliation between GAAP and Non-GAAP income from operations
Income from operations, as reported	$1,001	$1,991	$3,310	$2,858
Restructuring charges	—	394	—	2,049
(Gain) Loss on divestitures	(50)	(735)	2	(735)
Impairment charges	—	—	—	83

Adjusted income from operations	$951	$1,650	$3,312	$4,255